UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Two Liberty Place

50 S. 16th Street, Suite 3575

Philadelphia, Pennsylvania, 19102

(Address of Principal Executive Office) (Zip Code)

(267) 270-4800

(Registrant’s telephone number, including area code)

Two Logan Square

100 N. 18th Street, 23rd Floor

Philadelphia, Pennsylvania, 19103

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At Independence Realty Trust, Inc.’s (“IRT”) Annual Meeting of Stockholders held on May 16, 2017, pursuant to the Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) dated April 4, 2017 filed April 4, 2017 with the Securities and Exchange Commission (the “SEC”), the voting results were as follows:

(a)	Proposal 1. Each of the following nominees was elected to the Board of Directors as follows:

Director	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
Scott F. Schaeffer	39,569,595	1,120,399	107,624	18,002,374
William C. Dunkelberg, Ph.D.	29,499,252	11,169,594	128,772	18,002,374
Robert F. McCadden	33,456,529	7,213,937	127,152	18,002,374
Mack D. Pridgen III	39,952,108	722,609	122,901	18,002,374
Richard H. Ross	38,173,729	2,500,992	122,897	18,002,374
DeForest B. Soaries, Jr., D.Min.	33,347,981	7,324,066	125,571	18,002,374

(b)	Proposal 2. The proposal to approve the selection of KPMG LLP as IRT’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was approved as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
57,477,663	1,148,564	173,765	0

(c)

Proposal 3.  The proposal to approve, on an advisory basis, the compensation of the named executives, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis and the other related disclosure, was approved as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
38,758,067	1,696,141	343,410	18,002,373

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independent Realty Trust, Inc.

Date: May 19, 2017	By:	/s/ James J. Sebra
James J. Sebra
Chief Financial Officer and Treasurer